Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter and First Half of 2011

Company Reports Economic EPS of $1.71; EPS of $0.85

BOSTON, July 26, 2011 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended June 30, 2011.

For the second quarter of 2011, Economic earnings per share (“Economic EPS”) were $1.71, compared to $1.35 for the same period of 2010, while diluted earnings per share for the second quarter of 2011 were $0.85, compared to $0.53 for the same period of 2010.  For the second quarter of 2011, Economic Net Income was $91.3 million, compared to $63.8 million for the same period of 2010.  For the second quarter of 2011, Net Income was $45.5 million, compared to $25.2 million for the same period of 2010.  (Economic EPS and Economic Net Income are defined in the attached tables.)

For the second quarter of 2011, revenue was $462.3 million, compared to $332.1 million for the same period of 2010.   For the second quarter of 2011, EBITDA was $123.8 million, compared to $81.7 million for the same period of 2010.

For the six months ended June 30, 2011, Economic Net Income was $176.3 million, while EBITDA was $242.0 million. For the same period, Net Income was $84.5 million, on revenue of $888.5 million.  For the six months ended June 30, 2010, Economic Net Income was $114.6 million, while EBITDA was $150.0 million. For the same period, Net Income was $42.7 million, on revenue of $583.1 million.

Net client cash flows for the second quarter of 2011 were $7.5 billion. The aggregate assets under management of AMG’s affiliated investment management firms were approximately $350 billion at June 30, 2011.

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“With $24 billion in net client cash flows over the last twelve months, including $7.5 billion in the second quarter of 2011, AMG continues to generate outstanding organic growth,” stated Sean M. Healey, AMG’s Chairman and Chief Executive Officer.  “We were pleased to report Economic earnings per share of $1.71 for the quarter, representing growth of 27% over the same period of 2010.  With excellent execution across all aspects of our growth strategy, including the strong performance of our Affiliates, accelerating momentum of our global distribution platform, and substantial progress in our new investments pipeline, we are well positioned for continued earnings growth going forward.”

“Given the ongoing success of our global distribution platform, which continues to generate meaningful client inflows, investing in this area remains a strategic priority for AMG,” Mr. Healey added.  “During the quarter, we appointed Andrew Dyson to a newly created position as Executive Vice President and Head of Global Distribution, and also added incremental regional coverage and expanded infrastructure in key markets in Europe and Asia, significantly enhancing our Affiliates’ ability to attract and service clients around the world.  We continue to see strong demand from global institutional clients for return-oriented strategies in global and emerging markets equities and alternative strategies, which together contribute over 70% of our earnings, with industry-leading performance from Affiliates such as Tweedy, Browne, Genesis, Harding Loevner, AQR, and ValueAct.  Sophisticated global clients are increasingly attracted to the investment expertise of a performance-oriented boutique backed by the resources of a global firm, and we see tremendous opportunities to drive additional new business to our Affiliates through our global distribution platform.”

Mr. Healey concluded, “We are making significant progress in advancing discussions with outstanding prospective Affiliates around the world.  With our strong pipeline across a range of traditional and alternative firms, and a favorable transaction environment, we are well positioned to add materially to our earnings growth through accretive investments in new Affiliates.  Finally, during the quarter we announced the formation of a new subsidiary, AMG Wealth Partners, to focus on partnerships with boutique wealth management firms — meaningfully expanding our universe of investment opportunities.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of June 30, 2011, the aggregate assets under management of AMG’s Affiliates were approximately $350 billion in more than 350 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2010.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide account number 286 and conference ID 375772.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/10	6/30/11

Revenue	$332.1	$462.3

Net Income (controlling interest)	$25.2	$45.5

Economic Net Income (A)	$63.8	$91.3

EBITDA (B)	$81.7	$123.8

Average shares outstanding - diluted	47.6	53.4

Earnings per share - diluted	$0.53	$0.85

Average shares outstanding - adjusted diluted (C)	47.2	53.4

Economic earnings per share (C)	$1.35	$1.71

	December 31, 2010	June 30, 2011

Cash and cash equivalents	$313.3	$311.2

Senior bank debt	$460.0	$295.0

Senior convertible securities (D)	$422.1	$428.9

Junior convertible trust preferred securities (D)	$509.9	$511.2

Stockholders’ equity	$1,800.0	$1,833.8

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/10	6/30/11

Revenue	$583.1	$888.5

Net Income (controlling interest)	$42.7	$84.5

Economic Net Income (A)	$114.6	$176.3

EBITDA (B)	$150.0	$242.0

Average shares outstanding - diluted	46.5	53.3

Earnings per share - diluted	$0.92	$1.59

Average shares outstanding - adjusted diluted (C)	46.0	53.3

Economic earnings per share (C)	$2.49	$3.31

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/10	6/30/11

Net Income (controlling interest)	$25.2	$45.5
Convertible securities interest expense, net (E)	0.0	—
Net Income (controlling interest), as adjusted	$25.2	$45.5

Average shares outstanding - diluted	47.6	53.4

Earnings per share - diluted	$0.53	$0.85

	Six Months	Six Months
	Ended	Ended
	6/30/10	6/30/11

Net Income (controlling interest)	$42.7	$84.5
Convertible securities interest expense, net (E)	0.0	—
Net Income (controlling interest), as adjusted	$42.7	84.5

Average shares outstanding - diluted	46.5	53.3

Earnings per share - diluted	$0.92	$1.59

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	6/30/10	6/30/11

Average shares outstanding - diluted	47.6	53.4
Assumed issuance of LYONS shares	(0.6)	—
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	0.2	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	47.2	53.4

	Six Months	Six Months
	Ended	Ended
	6/30/10	6/30/11

Average shares outstanding - diluted	46.5	53.3
Assumed issuance of LYONS shares	(0.7)	—
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	0.2	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	46.0	53.3

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2011	$90,619	$212,749	$36,460	$339,828
Client cash inflows	7,606	14,597	1,880	24,083
Client cash outflows	(7,901)	(7,256)	(1,426)	(16,583)
Net client cash flows	(295)	7,341	454	7,500
Investment performance	(346)	816	611	1,081
Assets under management, June 30, 2011	$89,978	$220,906	$37,525	$348,409

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2010	$85,243	$200,150	$34,653	$320,046
Client cash inflows	14,598	27,353	3,577	45,528
Client cash outflows	(12,737)	(15,690)	(3,136)	(31,563)
Net client cash flows	1,861	11,663	441	13,965
Investment performance	3,096	9,093	2,431	14,620
Other (F)	(222)	—	—	(222)
Assets under management, June 30, 2011	$89,978	$220,906	$37,525	$348,409

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/10	of Total	6/30/11	of Total
Revenue
Mutual Fund	$148.0	45%	$192.5	42%
Institutional	152.3	45%	233.9	50%
High Net Worth	31.8	10%	35.9	8%
	$332.1	100%	$462.3	100%

EBITDA (B)
Mutual Fund	$27.1	33%	$44.4	36%
Institutional	45.7	56%	80.0	64%
High Net Worth	8.9	11%	(0.6)	0%
	$81.7	100%	$123.8	100%

	Six		Six
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/10	of Total	6/30/11	of Total
Revenue
Mutual Fund	$245.9	42%	$376.7	42%
Institutional	274.1	47%	440.9	50%
High Net Worth	63.1	11%	70.9	8%
	$583.1	100%	$888.5	100%

EBITDA (B)
Mutual Fund	$47.9	32%	$82.9	34%
Institutional	83.9	56%	148.9	62%
High Net Worth	18.2	12%	10.2	4%
	$150.0	100%	$242.0	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	6/30/10	6/30/11

Net Income (controlling interest)	$25.2	$45.5
Intangible amortization	17.0	26.9
Intangible-related deferred taxes	14.3	12.9
Imputed interest and contingent payment adjustments	3.2	4.4
Affiliate equity expense	1.8	1.6
Affiliate depreciation	2.3	—
Economic Net Income (A)	$63.8	$91.3

Cash flow from operations	$115.1	$180.2
Interest expense, net of non-cash items	14.4	16.3
Current tax provision	5.3	16.4
Income from equity method investments, net of distributions	4.4	9.7
Changes in assets and liabilities and other adjustments	(57.5)	(98.8)
EBITDA (B)	$81.7	$123.8
Holding company expenses	25.6	22.1
EBITDA Contribution	$107.3	$145.9

	Six Months	Six Months
	Ended	Ended
	6/30/10	6/30/11

Net Income (controlling interest)	$42.7	$84.5
Intangible amortization	33.7	54.0
Intangible-related deferred taxes	25.1	25.8
Imputed interest and contingent payment adjustments	5.5	8.8
Affiliate equity expense	3.5	3.2
Affiliate depreciation	4.1	—
Economic Net Income (A)	$114.6	$176.3

Cash flow from operations	$183.1	$310.4
Interest expense, net of non-cash items	28.6	33.0
Current tax provision	7.9	30.0
Income from equity method investments, net of distributions	(1.6)	(36.7)
Changes in assets and liabilities and other adjustments	(68.0)	(94.7)
EBITDA (B)	$150.0	$242.0
Holding company expenses	43.7	42.2
EBITDA Contribution	$193.7	$284.2

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011

Revenue	$332.1	$462.3	$583.1	$888.5

Operating expenses:
Compensation and related expenses	142.7	196.5	262.0	376.0
Selling, general and administrative	72.1	90.6	117.4	178.1
Amortization of intangible assets	9.6	22.1	18.5	44.2
Depreciation and other amortization	3.4	3.8	6.4	7.6
Other operating expenses	8.5	9.3	14.4	17.7
	236.3	322.3	418.7	623.6
Operating income	95.8	140.0	164.4	264.9

Non-operating (income) and expenses:
Investment and other (income) loss (G)	(0.7)	6.1	(3.5)	(2.6)
Income from equity method investments	(9.9)	(20.1)	(19.0)	(30.3)
Investment loss from Affiliate investments in partnerships (H)	8.6	—	4.5	—
Interest expense	16.3	18.1	32.4	37.4
Imputed interest expense	6.4	8.3	10.1	16.6
	20.7	12.4	24.5	21.1

Income before income taxes	75.1	127.6	139.9	243.8

Income taxes (I)	16.9	26.6	28.9	53.4
Net income	58.2	101.0	111.0	190.4

Net income (non-controlling interests)	(41.4)	(55.5)	(72.7)	(105.9)
Net loss (non-controlling interests in partnerships) (H)	8.4	—	4.4	—

Net Income (controlling interest)	$25.2	$45.5	$42.7	$84.5

Average shares outstanding - basic	44.6	52.1	43.5	51.9
Average shares outstanding - diluted	47.6	53.4	46.5	53.3

Earnings per share - basic	$0.56	$0.87	$0.98	$1.63
Earnings per share - diluted	$0.53	$0.85	$0.92	$1.59

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	June 30,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$313.3	$311.2
Investment advisory fees receivable	236.4	252.7
Investments in marketable securities	116.0	147.0
Unsettled fund share receivables	42.0	92.0
Prepaid expenses and other current assets	61.7	74.3
Total current assets	769.4	877.2

Fixed assets, net	67.7	65.0
Equity investments in Affiliates	678.9	622.9
Acquired client relationships, net	1,424.2	1,384.6
Goodwill	2,131.2	2,138.1
Other assets	219.8	237.2
Total assets	$5,291.2	$5,325.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$252.8	$297.5
Unsettled fund share payables	39.8	72.6
Payables to related party	114.8	17.1
Total current liabilities	407.4	387.2

Senior bank debt	460.0	295.0
Senior convertible securities (D)	422.1	428.9
Junior convertible trust preferred securities (D)	509.9	511.2
Deferred income taxes	495.4	508.1
Other long-term liabilities	207.8	216.1
Total liabilities	2,502.6	2,346.5

Redeemable non-controlling interests	406.3	517.9

Equity:
Common stock	0.5	0.5
Additional paid-in capital	980.5	866.5
Accumulated other comprehensive income	100.5	110.4
Retained earnings	1,011.8	1,096.3
	2,093.3	2,073.7
Less treasury stock, at cost	(293.3)	(239.9)
Total stockholders’ equity	1,800.0	1,833.8

Non-controlling interests	582.3	626.8
Total equity	2,382.3	2,460.6
Total liabilities and equity	$5,291.2	$5,325.0

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Cash flow from operating activities:
Net income	$58.2	$101.0	$111.0	$190.4
Adjustments to reconcile Net income to net cash flow from operating activities:
Amortization of intangible assets	9.6	22.1	18.5	44.2
Amortization of issuance costs	1.8	1.8	3.7	4.4
Depreciation and other amortization	3.4	3.8	6.4	7.6
Deferred income tax provision	9.0	7.4	17.7	17.0
Imputed interest expense	6.4	8.3	10.1	16.6
Income from equity method investments, net of amortization	(9.9)	(20.1)	(19.0)	(30.3)
Distributions received from equity method investments	13.6	18.6	36.8	83.5
Tax benefit from exercise of stock options	1.8	—	2.1	0.8
Share-based compensation	3.2	5.9	6.8	12.0
Affiliate equity expense	3.4	3.7	6.8	7.2
Other adjustments	13.5	12.9	9.5	7.2
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(24.4)	(21.8)	(25.3)	(18.8)
(Increase) decrease in prepaids and other current assets	8.2	(0.6)	19.2	(3.0)
(Increase) decrease in other assets	3.0	(0.7)	(8.1)	(3.6)
(Increase) decrease in unsettled fund shares receivable	96.5	12.0	(2.2)	(48.7)
Increase (decrease) in unsettled fund shares payable	(106.1)	(22.9)	2.3	31.5
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	23.9	48.8	(13.2)	(7.6)

Cash flow from operating activities	115.1	180.2	183.1	310.4
Cash flow used in investing activities:
Investments in Affiliates	(665.4)	—	(793.0)	(13.3)
Purchase of fixed assets	(2.0)	(2.7)	(3.2)	(4.4)
Purchase of investment securities	(15.5)	(2.4)	(30.4)	(11.5)
Sale of investment securities	—	—	11.8	12.0
Cash flow used in investing activities	(682.9)	(5.1)	(814.8)	(17.2)
Cash flow from (used in) financing activities:
Borrowings of senior bank debt	782.5	110.0	1,017.5	110.0
Repayments of senior bank debt	(293.0)	(155.0)	(358.0)	(275.0)
Issuance of common stock	23.0	5.7	25.4	20.9
Issuance costs	(0.1)	—	(0.2)	(7.7)
Excess tax benefit from exercise of stock options	4.4	—	4.7	4.9
Settlement of treasury lock	—	—	—	4.0
Settlement of forward equity sale agreement	100.0	—	100.0	—
Note payments	(0.5)	(72.5)	(25.9)	(72.5)
Distributions to non-controlling interests	(23.1)	(13.2)	(60.2)	(82.6)
Affiliate equity issuances and repurchases	(6.9)	8.0	(109.5)	0.1
Cash flow from (used in) financing activities	586.3	(117.0)	593.8	(297.9)
Effect of foreign exchange rate changes on cash and cash equivalents	(1.8)	0.3	(1.1)	2.6
Net increase (decrease) in cash and cash equivalents	16.7	58.4	(39.0)	(2.1)
Cash and cash equivalents at beginning of period	203.8	252.8	259.5	313.3
Cash and cash equivalents at end of period	$220.5	$311.2	$220.5	$311.2

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)    Under our Economic Net Income definition, we add to Net Income (controlling interest) amortization (including equity method amortization), deferred taxes related to intangible assets, non-cash imputed interest expense (principally related to the accounting for convertible securities and contingent payment arrangements) and Affiliate equity expense.  We consider Economic Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income; Economic Net Income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) that are no longer amortized but continue to generate tax deductions is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

In the fourth quarter of 2010, we modified our Economic Net Income definition to no longer add back Affiliate depreciation to Net Income (controlling interest).  If we had applied this definition change to our results in the first quarter of 2010, Economic earnings per share for the three and six months ended June 30, 2010 would have been $1.30 and $2.40, respectively (as compared to $1.35 and $2.49).

(B)    EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)    Economic earnings per share represents Economic Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

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(D)    We have bifurcated our convertible debt securities into their debt and equity components on our balance sheet. The principal amount at maturity of the senior convertible notes due 2038 was $460.0 at December 31, 2010 and June 30, 2011.  The principal amount at maturity of the junior convertible trust preferred securities was $730.8 at December 31, 2010 and June 30, 2011, comprised of $300.0 due 2036 and $430.8 due 2037.

(E)     Convertible securities interest expense, net, includes the interest expense, net of tax, associated with our dilutive convertible securities.

(F)     Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(G)    In the second quarter of 2011, Economic earnings per share reflects a $0.15 write-off of a minority investment related to the establishment of our wealth management subsidiary.

(H)    In prior periods, income from consolidated investment partnerships was presented as Investment income (loss) from Affiliate investments in partnerships in the Consolidated Statements of Income.  A majority of these assets were held by investors that were unrelated to us, and their portion of the income (loss) was reported as Net income (loss) (non-controlling interests in partnerships).  In the third quarter of 2010 we deconsolidated these partnerships.

(I)      Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Current income taxes	$5.3	$16.4	$7.8	$30.0
Intangible-related deferred taxes	14.3	12.9	25.1	25.8
Other deferred taxes	(4.8)	(5.0)	(6.9)	(7.8)
Taxes attributable to controlling interests	14.8	24.3	26.0	48.0
Taxes attributable to non-controlling interests	2.1	2.3	2.9	5.4
Total income taxes	$16.9	$26.6	$28.9	$53.4

Income before taxes (controlling interests)	$40.0	$69.8	$68.7	$132.5

Effective tax rate*	37.0%	34.8%	37.8%	36.2%

*  Taxes attributable to controlling interests divided by our share of the consolidated income before taxes.